Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

Third Coast Bancshares, Inc. Announces Private Placement of $69.4 Million of Convertible Preferred Stock

HUMBLE, Texas, September 8, 2022 – Third Coast Bancshares, Inc. (NASDAQ: TCBX), (“Third Coast” or the “Company”), the holding company for Third Coast Bank, SSB (the “Bank”), today announced that it has entered into an investment agreement with Castle Creek Capital Partners VIII, LP (“Castle Creek”) and certain other accredited investors (collectively, the “Investors”), pursuant to which the Company expects to raise aggregate gross proceeds of $69.4 million through the issuance of non-cumulative convertible preferred stock. The Company expects to close the offering, subject to customary closing conditions, on September 22, 2022. A representative from Castle Creek will immediately join the Board of Directors of the Company and the Bank following the closing of the transaction.

“We are extremely pleased with the success of this transaction and appreciate the support that Castle Creek and the other accredited investors have shown for our team and business plan. We look forward to the partnership and operating expertise that comes with a Castle Creek investment,” said Bart O. Caraway, Third Coast’s Chairman, President and Chief Executive Officer. “This additional capital will position Third Coast Bank to execute on attractive growth opportunities in the future, and continue capitalizing on the talent dislocation in our markets. Further, we remain committed to driving toward industry leading profitability and expect the unlocking of latent value in the coming quarters through investments already made in people, technology, and our community.”

“These uncertain times call for extra thorough due diligence prior to investment and we couldn’t be more pleased with the results,” said Tony Scavuzzo, Managing Principal at Castle Creek. “The most important decision we can make as investors is partnering with a management team that has a shared vision of the future.”

The Series A Preferred Stock will have a non-cumulative dividend rate on the liquidation preference of the preferred stock of 6.75% and will be convertible into the Company’s common stock, par value $1.00 per share (“Common Stock”), at an initial conversion price of $22.50 per share, subject to an ownership cap with respect to each Investor of 9.9% of the total outstanding shares of Common Stock. Thereafter, the Series A Preferred Stock will be convertible into a new series of the Company’s non-voting preferred stock, to be designated as Series B Convertible Perpetual Preferred Stock, par value $1.00 per share, and, following approval by the Company’s shareholders, non-voting common stock, par value $1.00 per share, of the Company. The Company also agreed to issue to Castle Creek and certain other investors an aggregate of 175,000 warrants (“Warrants”) to purchase Common Stock in connection with the offering.

Piper Sandler & Co. is serving as the Company’s sole placement agent for the offering. Norton Rose Fulbright US LLP is serving as legal counsel for the Company, Fenimore Kay Harrison LLP is serving as legal counsel for Piper Sandler & Co., and Sidley Austin LLP is serving as legal counsel for Castle Creek.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank, SSB. Founded in 2008 in Humble, Texas, Third Coast Bank, SSB conducts banking operations through 14 branches and one loan production office encompassing the four largest metropolitan areas in Texas. Please visit https://www.tcbssb.com for more information.

No Offer or Solicitation

This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Series A Preferred Stock and Warrants have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Third Coast’s current views with respect to, among other things, future events, the offering of the Series A Preferred Stock and Warrants, Third Coast’s financial performance and the use of proceeds from the offering. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Third Coast’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, Third Coast cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Third Coast believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of factors that could cause Third Coast’s actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2022, and Third Coast’s other filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and Third Coast does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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